EXHIBIT 10.12

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

CELLYNX, INC.

CONVERTIBLE PROMISSORY NOTE

$20,000.00	Issue Date: March 27, 2007
Laguna Niguel, California

FOR VALUE RECEIVED, Cellynx, Inc., a California corporation (the "Company") promises to pay to Tareq Risheq ("Investor"), or its registered assigns, in lawful money of the United States of America, the principal sum of $20,000.00, or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Convertible Promissory Note ("Note") on the unpaid principal balance at a rate equal to 4.00% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and any other amounts payable hereunder, shall be due and payable on the earlier of (i) that date which is two years after the Issue Date listed above (the "Maturity Date"), or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared clue and payable by Investor or made automatically due and payable in accordance with the terms hereof.

The following is a statement of the rights of Investor and the conditions to which this Note is .subject, and to which Investor, by the acceptance of this Note, agrees:

1.  Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a)  "Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by the Company hereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(b)  "Person" shall mean and include an individual, a partnership, a corporation. (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(c)  "Securities Act" shall mean the Securities Act of 1933, as amended.

2.  Prepayment. The Company may prepay this Note in whole or in part at any time without penalty, provided that any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.

3.  Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

(a)  Failure to Pay. The Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note on the date due and such payment shall not have been made within five days of the Company's receipt of Investor's written notice to the Company of such failure to pay;

(b)  Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(c)  Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation., reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement.

4.  Rights of Investor upon Default. Upon the occurrence or existence of any Event of Default described in Section 3(a) and at any time thereafter during the continuance of such Event of Default, Investor may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 3(b) and 3(c), immediately and without notice, all outstanding Obligations immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Investor may exercise any other right power or remedy granted to it by law, either by suit in equity or by action at law, or both.

5.  Conversion.

(a)  Optional Conversion; Number of Shares Issuable Upon Conversion. All or a portion of the outstanding principal amount of and all accrued interest under this Note shall be convertible at the option of the Investor into that number of shares of the Company's Common Stock as is determined by dividing the principal amount and accrued interest on the date of conversion by $0.01 per share (adjusted to reflect subsequent stock dividends, stock splits, combinations or recapitalizations).

(b)  Conversion Procedure. Before Investor shall be entitled to convert this Note into shares of Common Stock under this Section 5, the Investor shall, at the request of the Company, execute and deliver to the Company a common stock purchase agreement reasonably acceptable to the Company containing customary representations and warranties and transfer restrictions (including a 180-day lock-up agreement in connection with an initial public offering). In addition, before Investor shall be entitled to convert this Note into shares of Common Stock under this Section 5, it shall surrender this Note, duly endorsed, at the office of the Company and shall give written notice to the Company at its principal corporate office, of the election to convert the same pursuant to this Section 5, and shall state therein the amount of the unpaid principal amount of this Note to be converted and the name or names in which the certificate or certificates for shares of Common Stock arc to be issued. If this Note has been lost, stolen, destroyed or mutilated, then, in the case of loss, theft or destruction, the Holder shall deliver an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, the Holder shall surrender and cancel this Note. The Company shall, as soon as practicable thereafter, issue and deliver at such office to Investor a certificate or certificates for the number of shares of Common Stock to which Investor shall be entitled upon conversion (bearing such legends as are required by the common stock purchase agreement, and applicable state and federal securities laws in the opinion of counsel to the Company), together with a replacement Note (if any principal amount is not converted) and any other securities and property to which Investor is entitled upon such conversion under the terms of this Note, including a check payable to Investor for any cash amounts payable as described in Section 5(c). The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note, and the Person or Persons entitled to receive the shares of Common Stock upon such conversion shall be treated for all purposes as the record Investor or Investors of such shares of Common Stock as of such date.

(c)  Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the conversion price by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of any amounts specified in this Section 5(c), the Company shall be forever released from all its obligations and liabilities under this Note.

6.  Successors and Assigns. Subject to the restrictions on transfer described in Sections 8 and 9 below, the rights and obligations of the Company and investor shall he binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

7.  Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Investor.

8.  Market Stand-Off Covenant. Investor hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) calendar days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company, whether now owned or hereafter acquired, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company, whether now owned or hereafter acquired, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise. The foregoing covenants shall apply only to the Company's initial public offering of equity securities, shall not apply to the sale of any shares by Investor to an underwriter pursuant to an underwriting agreement. Investor agrees to execute an agreement(s) reflecting (i) and (ii) above as may be requested by the managing underwriters at the time of the initial public offering, and further agrees that the Company may impose stop transfer instructions with its transfer agent in order to enforce the covenants in (i) and (ii) above. The underwriters in connection with the Company's initial public offering are intended third party beneficiaries of the covenants in this Section 8 and shall have the right, power and authority to enforce such covenants as though they were a party hereto.

9.  Assignment. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company or the Investor without the prior written consent of the other party.

10.  Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the following addresses, or at such other address(es) or facsimile number(s) as the Company or Investor shall have furnished to the other in writing:

If to Company:	27795 Country Lane, Suite B1
Laguna Niguel, California 92677 Attention: President Telephone: (949) 305-5389 Facsimile: (___) ___-____

If to Investor:	27795 Country Lane, Suite B1
Laguna Niguel, California 92677 Telephone: (949) 702-2701 Facsimile: (949) 305-5718

All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

11.  Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

12.  Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

13.  Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

(Signature Page Follows)

The Company has caused this Convertible Promissory Note to be issued as of the date first written. above.

CELLYNX, INC. a California corporation

By: /s/ Tareq Risheq

Name: Tareq Risheq

Title: CEO